Arent Fox LLP / Washington, DC / New York, NY / Los Angeles, CA
EXHIBIT 5.1
May 7, 2007

Deborah S. Froling
Attorney
ICON Leasing Fund Twelve, LLC	202.857.6075 DIRECT
c/o ICON Capital Corp., its Manager	202.857.6395 FAX
100 Fifth Avenue, 4th Floor	froling.deborah@arentfox.com
New York, New York 10011

Re:	Registration Statement on Form S-1 (Registration No. 333-138661)
Ladies and Gentlemen:
We have acted as counsel to ICON Leasing Fund Twelve, LLC, a Delaware limited liability company (the “Company”), in connection with the registration of up to 412,000 shares of limited liability company interests (the “Shares”) covered by the above-referenced Registration Statement and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). This opinion letter is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.
Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1. The Registration Statement and the related form of prospectus included therein (including, without limitation, the form of Subscription Agreement attached thereto as Exhibit C) in the form in which it was transmitted to the SEC under the 1933 Act;
2. The Certificate of Formation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;
3. The Limited Liability Company Agreement of the Company (the “LLC Agreement”), certified as of the date hereof by an officer of ICON Capital Corp., a Connecticut corporation, and the Manager of the Company (the “Manager”);
4. A certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, dated as of a recent date;

	1050 Connecticut Avenue, NW	1675 Broadway	445 S. Figueroa Street, Suite 3750
	Washington, DC 20036-5339	New York, NY 10019-5820	Los Angeles, CA 90071-1601
SMART IN YOUR WORLD®	T 202.857.6000 F 202.857.6395	T 212.484.3900 F 212.484.3990	T 213.629.7400 F 213.629.7401

ICON Leasing Fund Twelve, LLC
May 7, 2007

5. A certificate executed by an officer of the Manager, dated as of the date hereof, as to certain factual matters and other representations; and
6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
This opinion letter is based as to matters of law solely upon the Delaware Limited Liability Company Act, 6 Del. Code Section 18-101, et seq., and we express no opinion herein as to any other laws, statutes, regulations or ordinances.
Based upon, subject to and limited by the foregoing, it is our opinion that:
A. The issuance and sale of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the LLC Agreement, the Registration Statement and the Subscription Agreement, the Shares will be validly issued.
B. No member will be liable to the Company to make any additional capital contributions with respect to the Shares.
C. No member will be personally obligated for any debt, obligation or liability of the Company solely by reason of being a member, except to the extent such member has received distributions from the Company that were made at a time when, taking into account such distributions, the Company’s liabilities exceeded the fair value of the Company’s assets and such member knew such fact.
The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

ICON Leasing Fund Twelve, LLC
May 7, 2007

This opinion letter is being furnished to you for submission to the SEC as an exhibit to the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,

/s/ Arent Fox LLP

Arent Fox LLP